Power of Attorney

 I hereby constitute and appoint Jeffrey A. Brown,

Carol H. Forsyte, Virginia Kotarba and A. Peter Lawson,

and each of them, acting alone without any of the others,

my true and lawful attorneys-in-fact and agents, with full

power of substitution and resubstitution, for me and in my

name, place and stead, in any and all capacities, to prepare,

sign and file any and all Forms 3, 4, 5 and 144 and any

successor Forms (and any amendments or corrections to all

such forms, and any related documents or items, including

a Form ID and any other documents necessary to obtain

codes and passwords necessary to make electronic filings)

which they deem needed or desirable with the Securities

and Exchange Commission and any and all stock

exchanges, granting unto said attorneys-in-fact and agents

full power and authority to do and perform each and every

act and thing necessary or appropriate in connection with

this power and authority, hereby ratifying and confirming

all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by

virtue thereof.  This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms

3, 4, 5 and 144 with respect to my holdings of and

transactions in securities issued by Motorola, unless earlier revoked by me in a signed writing delivered to the

foregoing attorneys-in-fact.

By: _/s/ Michel Mayer_________________

   Michel Mayer

Date: May 18, 2004